EXHIBIT 99.5

                    INSTRUCTION TO REGISTERED HOLDER AND/OR
              BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
                                      OF
                                 CINERGY CORP.


                          6.125% Debentures due 2004



To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:


         The undersigned hereby acknowledges receipt of the Prospectus dated [ ], 1999 (the "Prospectus") of Cinergy Corp., a Delaware corporation (the
"Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meaning as ascribed to them in the Prospectus.

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Debentures held by you for the account of the undersigned.

         The aggregate face amount of the Old Debentures held by you for the account of the undersigned is (fill in amount):

         $___________ of the 6.125% Debentures due 2004

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

|_| To TENDER the following Old Debentures held by you for the account of the undersigned (insert principal amount of Old Debentures to be tendered, if any):

         $___________ of the 6.125% Debentures due 2004

|_| NOT to TENDER any Old Debentures held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Old Debentures held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Company,
(ii) any New Debentures to be received by the holder are being acquired in the ordinary course of its business and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Debentures. If the undersigned is a broker-dealer that will receive New Debentures for its own account in exchange for Old Debentures, it represents that such Old Debentures were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Debentures. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Debentures, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.


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


                                   SIGN HERE


Name of beneficial owner(s):___________________________________________________

Signature(s):__________________________________________________________________

Name(s) (please print):________________________________________________________

Address:_______________________________________________________________________

_______________________________________________________________________________

Telephone Number:______________________________________________________________

Taxpayer Identification or Social Security Number:_____________________________

_______________________________________________________________________________

Date:__________________________________________________________________________


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